Exhibit 99.1

            RESOURCES CONNECTION, INC. REPORTS SECOND QUARTER RESULTS

        Revenue Year-to-Date Up 22%; Second Quarter Revenue Improves 15%

    COSTA MESA, Calif., Dec. 21 /PRNewswire-FirstCall/ -- Resources Connection, Inc. (Nasdaq: RECN), an international professional services firm, today announced financial results for its second quarter ended November 30, 2005. Through its operating subsidiary, Resources Global Professionals, the Company provides experienced accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal professionals to clients on a project basis.

    Total revenue for the second quarter of fiscal 2006 improved 15.4% to $158.1 million from $137.0 million for the same quarter in fiscal 2005. Net income for the quarter ended November 30, 2005, was $16.0 million, or $0.31 per diluted share, compared to net income of $15.6 million, or $0.31 per diluted share, in the quarter ended November 30, 2004.

    For the first six months of fiscal 2006, revenue grew 21.9% to $307.7 million compared to $252.4 million for the six-month period in the prior year. Net income for the six months ended November 30, 2005 was $31.1 million, or $0.60 per diluted share versus $27.2 million, or $0.54 per diluted share, in the prior year period.

    "Our continued success is a direct result of our collective focus, innovative approach and the needed talent we are able to provide to our growing roster of global clients," said Donald Murray, Chairman and CEO of Resources Global Professionals. "Led by strong demand in our Accounting and Finance practice and significant expansion of our European and Asian presence, Resources Global Professionals delivered record revenue in the second quarter. Looking ahead to the second half of our fiscal 2006, we are confident in our strategy and will continue with our strategy of balanced growth and investments with targeted operational performance."

    On February 8, 2005, the Company announced that its board of directors had declared a 2 for 1 split of its common stock for all stockholders of record as of February 18, 2005. All prior year information is presented reflecting this common stock split.

    ABOUT RESOURCES GLOBAL PROFESSIONALS
    Resources Global Professionals is an international professional services firm that provides accounting and finance, human capital, information management, supply chain management, internal audit/risk management and legal services on a project basis. The Company was originally part of Deloitte & Touche LLP in North America. Its legacy in Europe is from Ernst & Young and in Asia Pacific from Deloitte Touche Tohmatsu Australia. Today, the Company is completely independent, autonomous and publicly traded on NASDAQ under its parent entity's name, Resources Connection, Inc. In addition to its project professional services, Resources Global Professionals has established itself as a leading business services provider for companies seeking independent and cost effective assistance for meeting or complying with many of the complex business and regulatory issues in today's marketplace.

    Headquartered in Costa Mesa, California, the Company operates from more than 70 worldwide offices. The U.S. client portfolio boasts more than 30 of the Fortune 50 companies. The Company was recently named to Forbes' 200 Best Small Companies list for the fourth consecutive year. More information about the Company is available at http://www.resourcesglobal.com.

    Resources Global Professionals will hold a conference call for interested analysts and investors at 5:00 pm, EST today, December 21, 2005. This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesglobal.com/.

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2005 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward- looking statements in this press release.

                           RESOURCES CONNECTION, INC.

                              SUMMARY OF OPERATIONS
                    (in thousands, except per share amounts)

                                             Quarter Ended                Six Months Ended
                                              November 30,                  November 30,
                                      ---------------------------   ---------------------------
                                          2005           2004          2005           2004
                                      ------------   ------------   ------------   ------------
                                              (unaudited)                   (unaudited)
Revenue                               $    158,138   $    137,027   $    307,726   $    252,428
Direct costs of services                    95,171         81,851        185,821        151,785
Gross profit                                62,967         55,176        121,905        100,643
Selling, general and
 administrative expenses                    36,826         28,170         70,918         53,351
Operating income before
 amortization and depreciation              26,141         27,006         50,987         47,292
Amortization of intangible
 assets                                        435            411            870            822
Depreciation expense                           545            567          1,037          1,110
Operating income                            25,161         26,028         49,080         45,360
Interest income                             (1,114)          (411)        (2,086)          (715)
Income before provision for
 income taxes                               26,275         26,439         51,166         46,075
Provision for income taxes                  10,250         10,840         20,082         18,891
Net income                            $     16,025   $     15,599   $     31,084   $     27,184
Diluted net income per share          $       0.31   $       0.31   $       0.60   $       0.54
Diluted shares                              52,034         50,218         51,722         50,088

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                                November 30,      May 31,
                                                    2005           2005
                                                ------------   ------------
                                                 (unaudited)
Cash, cash equivalents, short-term
 investments and long-term marketable
 securities                                     $    153,061   $    134,741
Accounts receivable, less allowances            $     87,652   $     80,848
Total assets                                    $    354,437   $    319,762
Current liabilities                             $     59,894   $     63,298
Total stockholders' equity                      $    286,455   $    248,367

SOURCE  Resources Connection, Inc.
    -0-                             12/21/2005
    /CONTACT: David Bray, +1-212-367-6824, David.Bray@eurorscg.com, for Resources Connection, Inc.; or Steve Giusto, Chief Financial Officer of Resources Connection, Inc., +1-714-430-6500, steve.giusto@resources-us.com/
    /Web site:  http://www.resourcesglobal.com /
    (RECN)